EXHIBIT 10.27



                                                     SUBLEASE

         THIS SUBLEASE is made and entered into on this 5th day of December, 1997 by and between (i) COOPERS & LYBRAND L.L.P., a limited liability partnership registered in the State of Delaware ("Sublandlord") and (ii) HAGLER BAILLY, INC., a Delaware corporation ("Subtenant").

                                    Recitals:

         A. Sublandlord, as tenant, has entered into an Office Lease dated December 12, 1991 with Wilson Boulevard Venture, as landlord, pursuant to which Sublandlord agreed to lease approximately 51,036 square feet of space in the office building situated at 1530 Wilson Boulevard, Arlington, Virginia. Such Office Lease was subsequently amended by a First Amendment to Lease dated September 29, 1994 between Sublandlord, as tenant, and Bresta Futura V B.V. ("Landlord") , as landlord and as successor in interest of Wilson Boulevard Venture. Pursuant to the First Amendment to Lease, Sublandlord agreed to lease an additional 7,366 square feet of space, for a total of 58,402 square feet. Such Office Lease, as amended by the First Amendment to Lease, is attached hereto as Exhibit A and is herein referred to as the "Master Lease". Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Master Lease.

         B. Sublandlord desires to sublease to Subtenant, and Subtenant desires to sublease from Sublandlord, the entire Leased Premises under the Master Lease, being approximately 58,402 square feet of space, and Sublandlord and Subtenant desire to set forth herein their agreements and understandings respecting such sublease.

         NOW, THEREFORE, in consideration of the foregoing, of the mutual understandings and agreements set forth herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:

         1. Subleased Premises. Sublandlord agrees to lease to Subtenant and Subtenant agrees to lease from Sublandlord, upon the terms and conditions hereinafter provided, the Leased Premises under the Master Lease, consisting of approximately 58,402 square feet comprising the entire 3rd 4th and 5th floors of the Building and 7,366 square feet of space located on the 6th floor of the Building. The Leased Premises are designated on Exhibit B attached hereto.

         2.       Term; Delay in Delivery of Possession.

                  A. The term of this Sublease shall commence on February 14, 1998 or such later date as Sublandlord shall deliver possession of the Leased Premises to Subtenant ("Sublease

Commencement Date") , and shall expire on February 27, 2002. Sublandlord shall use good faith efforts to deliver the Leased Premises to Subtenant by February 14, 1998. On request, Sublandlord will furnish Subtenant with progress reports of Sublandlord's plans to vacate the Leased Premises.

                   B. If Sublandlord has not delivered possession of the Leased Premises to Subtenant in the condition required by Section 3 hereof by March 2, 1998, Subtenant shall have the -right and option to elect either to (i) terminate this Sublease, or (ii) take occupancy of the Leased Premises when Sublandlord is able to' deliver possession of the Leased Premises to Subtenant. Such election shall be made by Subtenant's giving Sublandlord a notice of such election not later than March 16, 1998. If Subtenant fails to give such notice on or prior to March 16, 1998, such failure shall be deemed an election by Subtenant to take occupancy of the Leased Premises when Sublandlord is able to deliver possession of the Leased Premises to Subtenant. In the event Subtenant elects to terminate this Sublease in accordance with the foregoing provisions of this Section 2B, this Sublease shall be terminated as of March 2, 1998 and neither Sublandlord nor Subtenant shall have any further liability to the other hereunder, or otherwise, it being understood and agreed that Sublandlord shall not be liable to Subtenant for any damages Subtenant may have incurred in connection with Subtenant's election to terminate this Sublease as aforesaid. In the event that Subtenant elects (or is deemed to have elected) to take occupancy of the Leased Premises when Sublandlord is able to deliver possession of the Leased Premises to Subtenant, then the Abatement Period (as such term is defined in Section 7 below) shall be lengthened by one-half (1/2) day for each day after March 2, 1998 that Sublandlord has not delivered possession of the Leased Premises to Subtenant.

                   C. Notwithstanding the provisions of Section 2B above, if (i) Subtenant has the right to terminate this Sublease under the provisions of
Section 2B above by reason of a delay in delivering possession of the Leased Premises to Subtenant past March 2, 1998, but Subtenant does not elect to do so, and (ii) such delay in delivering the Leased Premises is caused by an event of "Force Majeure", then the Abatement Period will not be lengthened. In the event of such a Force Majeure delay, Sublandlord will deliver possession of the Leased Premises to Subtenant when Sublandlord is able to do so given the circumstances of the Force Majeure event, and the Sublease Commencement Date will occur on the date the Leased Premises are delivered to Subtenant. For these purposes, "Force Majeure" means an Act of God, labor strikes, lockouts or other labor difficulties, casualty to the Building and/or the Leased Premises, or any other cause beyond the control of Sublandlord which prevents Sublandlord from delivering possession of the Leased Premises to Subtenant on or prior to March 2, 1998.

Further, if Sublandlord is not able to deliver possession of the Leased Premises to Subtenant on or prior to March 2, 1998 and Subtenant elects to take occupancy of the Leased Premises when Sublandlord is able to deliver possession of the Leased Premises to Subtenant, Sublandlord shall not be liable to Subtenant for damages or otherwise, the only liability of Sublandlord being the lengthening of the Abatement Period as set forth in Section 2B above. The occurrence of a Force Majeure event shall not affect Subtenant's right to terminate this Sublease as set forth in Section 2B.


         3. Condition of Leased Premises. Subtenant agrees to lease the Leased Premises in their "as is" condition on and as of the Sublease Commencement Date, without any warranty whatsoever, express or implied. Subtenant acknowledges and agrees that it will have inspected the Leased Premises, and will be satisfied with their condition, prior to the Sublease Commencement Date. The Leased Premises are to be vacant, with all of Sublandlord's property not sold to Subtenant removed. The Leased Premises will be delivered to Subtenant in "broom clean" condition.

                  4. Personal Property. Sublandlord agrees that the personal property listed on Exhibit C (the "Personal Property") will remain in the Leased Premises on the Sublease Commencement Date, will be sold to Subtenant (pursuant to a Bill of Sale to be executed and delivered by Sublandlord on the Sublease Commencement Date), and will become the property of Subtenant as of the Sublease Commencement Date. Subtenant agrees that the Personal Property is being conveyed by Sublandlord to Subtenant in an "as is", "where is" condition, and that Sublandlord makes absolutely no warranty or representation whatsoever, express or implied, concerning the Personal Property or its fitness for use by Subtenant. The Personal Property will be removable by Subtenant, and Sublandlord hereby subordinates any statutory or common law "landlord lien" rights Sublandlord may have in respect of the Personal Property to the lien of any bona fide financings placed on the Personal Property by Subtenant. Subtenant agrees to pay Sublandlord, as the purchase price for the Personal Property, the sum of $275,000. Such amount shall be paid by Subtenant's giving Sublandlord a credit in such amount against the Subtenant Allowance Sublandlord is obligated to provide under the provisions of Section 5 below. If any sales tax is payable in respect of the sale of the Personal Property to Subtenant, the payment of such sales tax shall be the responsibility of Sublandlord.

                  5. Subtenant Allowance. Sublandlord shall pay to Subtenant an allowance (the "Subtenant Allowance") to be used by Subtenant to offset in part its costs in improving the Leased Premises and moving into the Leased Premises. Subtenant's particular use of the Subtenant Allowance shall be unrestricted, so long as it is used generally in connection with Subtenant's move to, or use (e.g., furniture, cabling, decoratin4, construction, and the like) and occupancy of, the Leased Premises. The total amount of the Subtenant Allowance shall be $292, 010 (i.e., $5.00 per square foot of the Leased Premises) The Subtenant Allowance shall be reduced by the credit to be provided Sublandlord as set forth in Section 4 hereof. Sublandlord shall pay the Subtenant Allowance to Subtenant on a periodic basis within thirty (30) days after Subtenant submits to Sublandlord invoices or other evidence that Subtenant has incurred the costs covered by the Subtenant Allowance. Subtenant shall submit such invoices or other evidence not more often than once every 30 days. Any unused portion of the Subtenant Allowance shall be applied against the first installment(s) of Base Rent coming due after the period in which the payment of Base Rent is abated under the provisions of Section 7 below.

                  6.       Base Rent.

                  A. Subtenant shall pay as base rent ("Base Rent") for the Leased Premises for the first Rent Year an amount equal to One Million Five Hundred Seventy-Six Thousand Eight Hundred Fifty-four Dollars ($1,576,854). For purposes of this Sublease, the term "Rent Year" means a period of twelve months beginning on the Sublease Commencement Date and each anniversary thereof. The last Rent Year shall be a partial year ending on February 27, 2002, and Base Rent for such partial year shall be appropriately prorated.

                  B. Base Rent for each Rent Year after the first Rent Year shall be increased by an amount equal to 2.5% of the Base Rent for the previous Rent Year (that is, such increases shall be cumulative) . Except as provided in this Section 6B, Base Rent shall not be increased during the term of this Sublease. Subtenant shall not be liable for the payment of any "CPI Adjustment Amount" as provided in the Master Lease.

                  C. Base Rent shall be payable in equal monthly installments, in advance, on the first day of each month during the term of this Sublease, except that the first monthly payment of Base Rent shall be due on the first day of the month next following the expiration of the Base Rent Abatement Period set forth in Section 7 hereof, and shall include Base Rent payable in respect of any partial month occurring after the expiration of the Base Rent Abatement Period. Base Rent for any partial month shall be prorated on a daily basis. Payments of Base Rent (and any other amounts payable by Subtenant under this Sublease) shall be made without any set-off, abatement or deduction whatsoever and without demand, except as otherwise expressly provided by this Sublease. Base Rent and all other amounts payable by Subtenant under this Sublease shall be payable at such address as Sublandlord may designate from time to time by written notice to Subtenant.

          7. Abatement of Base Rent. Subject to the provisions of Section 2B above, the payment of Base Rent shall be abated for the one hundred twenty (120) -day period commencing on the Sublease Commencement Date (the "Abatement Period")

         8.       Operating Expense Increases.

                   A. For each Sublease Year after the Base Year during the term of this Sublease, Subtenant shall pay to Sublandlord Subtenant's Share of the amount by which the operating Expenses (subject to adjustment pursuant to Section 4C of the Master Lease) for such Sublease Year exceed the Operating Expenses for the Base Year.

                   B. Subtenant's Share of Operating Expenses shall be calculated and paid on an estimated, monthly basis in the same manner as Tenant's Share of Operating Expenses are calculated and paid under Paragraph 4 of the Master Lease. After the end of each Sublease Year following the Base Year and promptly after Sublandlord receives the same, Sublandlord shall deliver to Subtenant a copy of Landlord's annual statement of Operating Expenses, and Subtenant's Share of Operating Expenses shall be based on such statement. Sublandlord shall not be liable for any errors in such statement or errors of Landlord in calculating Operating Expenses. At Subtenant's request and expense, however, Sublandlord will pursue, on behalf of Subtenant, any rights which
Sublandlord may have under the Master Lease in respect of the payment of Tenant's Share of Operating Expenses thereunder. If Landlord's annual statement of Operating Expenses for a calendar year discloses that Subtenant's estimated payments on account of such Operating Expenses exceeds Subtenant's required Operating Expense contribution for such calendar year calculated in accordance with Section 8A, Sublandlord shall promptly refund the amount of the excess to Subtenant. Similarly, if Landlord's annual statement of Operating Expenses for a calendar year discloses that Subtenant's estimated payments on account of such Operating Expenses is less than Subtenant's required Operating Expense contribution for such calendar year calculated in accordance with Section 8A, Subtenant shall promptly pay the amount of the deficiency to Sublandlord, subject to Subtenant's rights provided in this Section 8B. In the event that Sublandlord received any refund of Taxes as provided in Section 4A(5) of the Master Lease for any period within the term of this Sublease, Sublandlord shall promptly remit such refund to Subtenant.

C. For purposes of this Section 8, the following terms shall have the following meanings:

(1) "Base Year" shall be the calendar year 1998.

(2) "Subtenant's Share" shall mean and be the same as "Tenant's Share" under the provisions of the Master Lease.

(3) "Sublease Year" shall mean each full calendar year during the term of this Sublease, and in addition, the period from the Sublease ' Commencement Date until December 31, 1998 and the period from January 1, 2002 through February 27, 2002. Calculations attributable to such partial Sublease Years shall be prorated on a daily basis.

         9.       Interest and Late Payment Charges.

                  A. Subtenant shall pay, on demand of Sublandlord, interest from the date that is ten (10) days after the due date of each payment becoming due under this Sublease until paid at the rate per annum equal to three (3) percentage points plus the Prime Rate; provided, however, that the payment of such interest shall not excuse or cure any default by Subtenant under this Sublease. In no event shall Subtenant be obligated to pay interest at a rate that exceeds the maximum rate of interest permitted by law. For these purposes, the "Prime Rate" means the prime or base commercial lending rate from time to time announced by The Riggs National Bank of Washington, D. C., to be in effect at its principal office in Washington, D. C.

                  B. Subtenant shall pay, on demand of Sublandlord, a late fee equal to five percent (5%) of any payment becoming due under this Sublease that is not paid by the fifth (5t') day following its due date; provided, however, that regardless of whether such late fee constitutes or is deemed to be interest under applicable law, the sum of all interest contracted for, charged or received hereunder shall not exceed the maximum amount of interest allowed under applicable law.

                  C. Subtenant has no obligation to pay interest or late fees charged by Landlord under the provisions of the Master Lease, it being understood and agreed that this Section 9 sets forth the entire obligation of Subtenant for the payment of interest and late fees.

         10. Subleasing and Assignment. Subtenant shall not (i) assign, convey, otherwise transfer or mortgage this Sublease or any interest hereunder (ii) permit to occur or permit to exist any assignment of this Sublease, or any lien, pledge or encumbrance upon Subtenant's interest in this Sublease or in the Leased Premises or any part thereof, voluntarily or by operation of law, (iii) sublease the Leased Premises or any part thereof, or (iv) permit the use or occupancy of the Leased Premises by any parties other than its employees and Affiliates, without in each instance obtaining Sublandlord's prior approval, which approval shall not be unreasonably withheld, and also complying with the provisions of the Master Lease applicable thereto, including, without limitation, obtaining the consent of the Landlord where the obtaining of such consent is required.

          11. No Expansion Rights, Rights of First Refusal or Renewal Rights. Sublandlord and Subtenant acknowledge and agree that because this Sublease covers 100% of the space leased by Sublandlord in the Building, Sublandlord's right to expand the Leased Premises, its right of first refusal in respect of the leasing of additional space in the Building and its right to renew the term of the Master Lease, as such rights may be provided for in the Master Lease, have been waived, and that Subtenant will have no such rights except as Subtenant and Landlord may otherwise agree upon.

     12. Parking. Subtenant shall have the right to lease parking spaces in the Building's parking garage, as provided for in the Master Lease.

          13. Security Deposit. Simultaneously with Subtenant's execution hereof, Subtenant shall place with Sublandlord a security deposit in the amount of $131,404. Such security deposit shall bear simple interest at the rate of five percent (5%) per annum and shall be considered as security for the payment and performance by Subtenant of all of Subtenant's obligations, covenants, conditions and agreements under this Sublease. Upon condition that W Subtenant has not previously defaulted any payment obligation under this Sublease (even though such default may have been cured within the applicable grace period) , and (ii) Subtenant is not then in default under the provisions hereof, Sublandlord shall return such security deposit, together with interest thereon, to Subtenant on June 1, 1999. If such security deposit is not returned to Subtenant on June 1, 1999 because of a failure of a condition set forth in either clause W or (ii) of the previous sentence, upon the expiration of the term of this Sublease, Sublandlord shall (provided that Subtenant is not then in default under the provisions hereof), return such security deposit (plus interest thereon) to Subtenant, less such portion thereof as Sublandlord shall have retained to make good any default by Subtenant with respect to any of Subtenant's aforesaid obligations, covenants, conditions or agreements. In the event of any default by Subtenant hereunder, Sublandlord shall have the right, but shall not be obligated, to apply all or any portion of the security deposit to compensate Sublandlord (whether in whole or in part) for such default, in which event, within fifteen (15) days thereafter, Subtenant shall be obligated to deposit with Sublandlord the amount necessary to restore the security deposit to its original amount; provided, however, neither the application of the security deposit as set forth above nor the payment by Subtenant to restore such security deposit shall operate to cure such default or to estop Sublandlord from pursuing any remedy to which Sublandlord would otherwise be entitled.

         14. Leasing Commission. Sublandlord shall be obligated to pay Julien J. Studley ("Studley") a leasing commission in accordance with the provisions of a separate agreement between Sublandlord and Studley, a copy of which is attached hereto as Exhibit D. Sublandlord hereby agrees to indemnify and hold harmless Landlord and Subtenant against and from any and all losses, liabilities, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by Subtenant or against Landlord or Subtenant by any brokers or other persons claiming a commission or similar compensation in connection with this Sublease. Sublandlord hereby agrees to pay to Landlord reasonable attorneys' fees and disbursements (not to exceed five hundred dollars ($500)) incurred by Landlord in connection with this Sublease. Subtenant warrants and represents that it has not engaged a broker or other agent in connection with this Sublease, except for Studley. Subtenant hereby agrees to indemnify and hold harmless Sublandlord against and from any and all losses, liabilities, damages, costs and expenses (including reasonable counsel fees) resulting from any breach by Subtenant of the foregoing representation and warranty.

         15.      Binding Effect of Master Lease.

                  A. Sublandlord represents and warrants that as of the date hereof there is no Event of Default under the Master Lease and as of the Sublease Commencement Date there will be no Event of Default under the Master Lease. The provisions of the Master Lease are hereby incorporated herein by this reference. Except as set forth in this Sublease, Subtenant shall be bound by, and hereby agrees to abide by and perform, all of the terms conditions, covenants and agreements to which Sublandlord is bound in its capacity as tenant under and pursuant to the provisions of the Master Lease. In that connection, except as set forth herein, Subtenant covenants and agrees, commencing as of the Sublease Commencement Date, to perform the undertakings of Sublandlord (as tenant) under the Master Lease, and to refrain from taking any action or suffering any condition to exist which constitutes a violation of the Master Lease. All rights and benefits accruing to Sublandlord in its capacity as tenant under the Master Lease shall extend to Subtenant. In such connection, if circumstances exist under which Sublandlord is entitled to an abatement of Annual Base Rent or other payment obligation in its capacity as the tenant under the Master Lease, then such circumstances shall also result in Subtenant's becoming entitled to an abatement of Base Rent and other payment obligation provided for under this Sublease (such as, for example, abatement of rent arising by reason of an interruption in services or a casualty) . If Subtenant does become entitled to an abatement of Base Rent or other payment obligation under the provisions of the preceding sentence, the amount of such abatement shall be governed by amounts due under this Sublease, not amounts due from Sublandlord under the provisions of the Master Lease. Sublandlord will not exercise any right to terminate the Master Lease, either by reason of a Landlord default, a casualty or otherwise, except with Subtenant's agreement.

                  B. Notwithstanding any provision herein to the contrary, with respect to work, services, utilities, repairs, parking, the operation of equipment, alterations, improvements, repainting and restoration or the performance of other obligations or covenants required of Landlord under the Master Lease, Sublandlord's sole obligation with respect thereto shall be to request the same of Landlord upon request by Subtenant. Subtenant agrees to look solely to Landlord for the furnishing of any such services to which Sublandlord may be entitled under the Lease in its capacity as tenant thereunder. Sublandlord agrees to cooperate with Subtenant and use reasonable efforts to take whatever action is reasonably required to enforce for the benefit of Subtenant the obligations of Landlord under the Master Lease insofar as they relate to the Leased Premises, provided that any expenses incurred by Sublandlord shall be reimbursed by Subtenant to Sublandlord on demand.

                  C. Subtenant shall surrender the Leased Premises at the end of the term of this Sublease in the condition delivered to Subtenant on the Sublease Commencement Date, subject to reasonable wear and tear, casualty and alterations made by Subtenant which are required or permitted to remain in the Leased Premises under the provisions of the Master Lease. Subtenant shall have no obligation to remove tenant improvements existing in the Leased Premises on the Sublease Commencement Date, including, without limitation, the interior staircase described in paragraph 38 of the Master Lease. Sublandlord shall have responsibility for removing such interior staircase and performing the other work required by paragraph 38 of the Master Lease (the "Paragraph 38 work"), and Subtenant agrees to provide Sublandlord with access to the Leased Premises during the thirty (30)-day period prior to the end of the term of this Sublease, so that Sublandlord can timely perform the Paragraph 38 Work. Sublandlord agrees to perform the Paragraph 38 Work in such manner so as not to unreasonably interfere with the activities of Subtenant in the Leased Premises, and on terms and conditions mutually agreeable to Sublandlord and Subtenant.

                  D. In the event that Subtenant shall be in default of any term or provision of this Sublease, or holds over after the expiration of this Sublease, Sublandlord shall have available to it all of the rights and remedies available to Landlord under the Master Lease in the event of a like occurrence on the part of the Sublandlord as tenant thereunder. Subtenant shall be entitled to grace or cure periods in the situations provided to Sublandlord (in its capacity as tenant) under Section 23A of the Master Lease, except that in order to give Sublandlord sufficient time to cure any default under the Master Lease that may be caused by Subtenant's default under this Sublease, the five (5) -day period provided for in Section 23A(l) of the Master Lease shall be shortened to three (3) days for a Subtenant default, and the thirty (30)-day period provided for in Section 23A(2) of the Master Lease shall be shortened to twenty (20) days for a Subtenant default. Further, Subtenant shall have the benefit of the limitation on liability set forth in Section 23B(5) of the Master Lease.

         16.      Subordination to Master Lease; Quiet Enjoyment.

                   A. This Sublease is subject and subordinate to the Master Lease and to the matters to which the Master Lease is and shall be subordinate, and in the event of termination of the Master Lease, re-entry or dispossession by Landlord under the Master Lease, Landlord may, at is its option, take over all of the right, title and interest of Sublandlord under this Sublease, and Subtenant shall, at Landlord's option, attorney to Landlord pursuant to the then executory provisions of this Sublease, except that Landlord shall not W be liable for any previous act or omission or negligence of Sublandlord under this Sublease, (ii) be subject to any counterclaim, offset or defense, not expressly provided in this Sublease, which theretofore accrued to Subtenant against Sublandlord, or (iii) be bound by any previous modification of this Sublease or by any previous prepayment of more than one (1) month's rent.

                   B. Subject to the provisions of Section 16A hereof, Sublandlord covenants that Subtenant, on paying the rent, charges and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Subtenant to be kept, observed and performed, all of which obligations of Subtenant are independent of Sublandlord's obligations under this Sublease, shall, during the term of this Sublease, peaceably and quietly have, hold and enjoy the Leased Premises subject to the terms, covenants, conditions, provisions and agreements hereof, without molestation or hindrance by Sublandlord or any party claiming through or under Sublandlord.

                   C. Sublandlord shall (i) timely make all payments required to be made by Sublandlord in its capacity as tenant under the Master Lease, (ii) perform any obligations of Sublandlord in its capacity as tenant under the Master Lease accruing prior to the Sublease Commencement Date and (iii) refrain from taking any action which would constitute an Event of Default under the Master Lease.

         17. Consent of Landlord under Master Lease. This Sublease shall be effective upon Landlord, Sublandlord and Subtenant executing and delivering duplicate originals of the Consent to Sublease in the form annexed hereto as Exhibit E. Notwithstanding such consent of Landlord and/or any acceptance of rent by Landlord from Subtenant, as between Landlord and Sublandlord, Sublandlord shall remain fully liable for the payment all rent due under the Master Lease and for the performance of all the covenants, agreements, terms, provisions and conditions contained in the Master Lease on the part of Sublandlord to be performed. Sublandlord further agrees that notwithstanding this Sublease, no other and further subletting of the Leased Premises by Sublandlord or Subtenant shall or will be made except upon compliance with and subject to the provisions of the Master Lease.

         18.      Mutual Indemnity.

                  A. Subtenant shall and hereby agrees to indemnify and hold Sublandlord harmless from and against any loss, damage, cost or expense incurred by Sublandlord and in any way relating to (i) any injury to persons or damage to property occurring in, on or about the Leased Premises during the term of this Sublease, (ii) any work or thing whatsoever done or condition created by Subtenant in, on or about the Leased Premises on and after the Sublease Commencement Date, (iii) any willful or negligent act or omission of Subtenant, its agents, contractors, employees, invitees or licensees, during the term of this Sublease, relating to Subtenant's use and/or occupancy of the Leased Premises or (iv) any failure by Subtenant to perform or observe any of the covenants and obligations required of Subtenant under this Sublease or Sublandlord under the Master Lease during the term of this Sublease, including, but not limited to, any failure by Subtenant to pay any bills rendered by Landlord to Subtenant for charges incurred by or imposed upon Subtenant for services rendered and materials supplied to the Leased Premises. Subtenant shall and hereby agrees to indemnify and hold Landlord harmless from and against any loss, damage, cost or expense incurred by Landlord and in any way relating to the matters set forth in clauses W through (iv) above; provided however, that such indemnity shall not apply to any failure by Sublandlord to pay rent or other amounts owing by Sublandlord as tenant under the Master Lease during the term of this Sublease. The provisions of this Section 18A shall survive the expiration or sooner termination of this Sublease.

                  B. Sublandlord shall and hereby agrees to indemnify and hold Subtenant harmless from and against any loss, damage, cost or expense incurred by Subtenant and in any way relating to (i) any injury to persons or damage to property occurring in, on or about the Leased Premises prior to the Sublease Commencement Date, (ii) any work or thing whatsoever done or condition created by Sublandlord in, on or about the Leased Premises prior to the Sublease
Commencement Date, (iii) any willful or negligent act or omission of Sublandlord, its agents, contractors, employees, invitees or licensees, prior to the Sublease Commencement Date and relating to Sublandlord's use and/or occupancy of the Leased Premises or (iv) any failure by Sublandlord to perform or observe any of the covenants and obligations required of Sublandlord under this Sublease or in its capacity as tenant under the Master Lease prior to the Sublease Commencement Date. Notwithstanding the foregoing, the indemnity of Sublandlord set forth in this Section 18B(i) and (ii) shall not apply to any loss, damage, cost' or expense incurred by Subtenant and arising out of any tenant improvement work or other activity of Subtenant in the Leased Premises prior to the Sublease Commencement Date (without implying a right of Subtenant to enter the Leased Premises prior to the Sublease Commencement Date).

          19. Insurance. Subtenant agrees that Sublandlord shall be named as an additional insured on all insurance policies required to be obtained by Subtenant by reference to the Master Lease. Subtenant shall furnish to Sublandlord certificates evidencing the aforesaid insurance coverage at least thirty (30) days prior to the Sublease Commencement Date and the expiration dates of such policies. All insurance policies required of Subtenant hereunder shall provide that Sublandlord will be given at least thirty (30) days' prior written notice of any cancellation or material change in the policy.

         20. Notices. All notices or other communications hereunder shall be in writing and shall be deemed duly given if delivered (a) by hand or (b) a recognized overnight delivery service (i) if to Sublandlord, Coopers & Lybrand L.L.P., Attention: Manager, National Real Estate and Planning, One Canterbury Green, Stamford, Connecticut 06904; and (ii) if to Subtenant, to 1530 Wilson Boulevard, Arlington, Virginia 22209, unless notice of a change of address is given pursuant to the provisions of this Section 20. Any notice sent in compliance with this Section 20 shall be deemed given on the date of delivery in the case of hand-delivery, or on the next business day in the case of Express Mail or a recognized overnight delivery service.

         21. Liability of Sublandlord. Sublandlord hereby represents and Subtenant acknowledges that Sublandlord is a partnership registered as a limited liability partnership in the State of Delaware. Subtenant agrees that Subtenant shall not seek personal judgment against, or levy upon the assets of, any then currently active, retired, withdrawn, deceased or dismissed partner of Sublandlord, nor against or upon the assets of any such partner's spouse, family or estate, nor against or upon the assets of any partners who are thereafter admitted to Sublandlord (all of the foregoing being collectively referred to herein as the "Parties"), for any amounts due or which may become due under or by reason of this Sublease, or for the performance of any of the obligations of Sublandlord under this Sublease, and that Subtenant shall be entitled to proceed only against Sublandlord and the assets of Sublandlord for any such amounts or for the performance of any such obligations. Subtenant agrees that for the purposes of the foregoing, the assets of Sublandlord shall not include W any negative capital accounts which may from time to time exist in Sublandlord, (ii) any obligation of any of the Parties to contribute capital to Sublandlord, pursuant to the partnership agreement or otherwise, or (iii) any right which the Sublandlord or any trustee or similar person may otherwise have on behalf of Sublandlord to require contribution from any of the Parties to satisfy debts of Sublandlord in any bankruptcy, reorganization or similar proceeding involving Sublandlord. In furtherance of the foregoing, Subtenant hereby waives any right it may have to seek use and occupancy charges from any of the Parties in the event that this Sublease is rejected by a trustee or debtor-in-possession in any bankruptcy, reorganization or similar proceeding involving Sublandlord.




         22. Sublease Profit. If and to the extent there is any Sublease Profit arising out of this Sublease, Subtenant shall have no liability for the payment of the same, but the existence or non-existence of any Sublease Profit shall have no effect on the obligation of Subtenant to pay the full amount of Base Rent or other amounts payable by Subtenant hereunder.

         23. Building Directory. Subtenant shall be entitled to have its name listed in the Building directory to the same extent as Sublandlord would be entitled to such a listing under the provisions of the Master Lease.

         24. Entire Agreement. This Sublease contains and embodies the entire agreement of the parties hereto, and no representations, inducements or agreements, oral or otherwise, between the parties not contained in this Sublease shall be of any force or effect. This Sublease may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly signed by Sublandlord, Landlord, and Subtenant.

     25. Applicable Law. This Sublease shall be governed by the laws of the Commonwealth of Virginia.
         26. Successors and Assigns. This Sublease shall be binding on and inure to the benefit of the parties hereto and their successors and permitted assigns, subject to the restrictions on assignment contained herein and in the Master Lease.

         27. Affiliate. For purposes of this Sublease, an "Affiliate" of Subtenant means a party controlling, controlled by or under common control with Subtenant. "Control" means, in the case of a corporation, ownership of more than 50k of the outstanding stock of the corporation, and in the case of a partnership, limited partnership or other non-corporate entity, ownership of more than 50% of the beneficial interests in such entity.

         IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease on the date first above-written.

                                  Sublandlord:

                            COOPERS & LYBRAND L.L.P.



                              By: /s/ Albert Thiess
                Partner and National Director for Infrastructure

                                   Subtenant:

                               HAGLER BAILLY, INC.

                           By: /s/ Alain M. Streicher
                             Chief Operating Officer